    As filed with the Securities and Exchange Commission on November 4, 1998
                                                    Registration No. 333-63099

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                         PRE-EFFECTIVE AMENDMENT NO.2
                                      TO
                                   FORM S-1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          FIRST PLACE FINANCIAL CORP.
                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                         OF WARREN 401(K) SAVINGS PLAN
  (exact name of registrant as specified in its certificate of incorporation)

DELAWARE                                   6035                       BEING APPLIED FOR
(state or other jurisdiction of    (Primary Standard            (IRS Employer Identification No.)
 incorporation or organization)    Classification Code Number)


                             185 EAST MARKET STREET
                              WARREN, OHIO  44482
                                 (330) 373-1221
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                STEVEN R. LEWIS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
              FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF WARREN
                             185 EAST MARKET STREET
                               WARREN, OHIO 44482
                                 (330) 373-1221
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                        JOSEPH G. PASSAIC, JR., ESQUIRE
                           GEOFFREY W. RYAN, ESQUIRE
                            LISA A. HUNT, ESQUIRE
                                PATTON BOGGS LLP
                              2550 M STREET, N.W.
                             WASHINGTON, D.C. 20037
                                 (202) 457-6000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /
                               ----

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  /   /
                                                         ----

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same
offering.   /   /
            ----

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same
offering.   /   /
            ----


     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.    /   /
                                   ----


   Title of each Class of           Amount to       Purchase Price        Aggregate       Registration
 Securities to be Registered      be Registered       Per Share            Offering            Fee
                                                                           Price(2)
-------------------------------------------------------------------------------------------------------
        Common Stock               11,241,250 (1)
        $.01 par Value                 Shares           $10.00           $112,412,500          (3)
=======================================================================================================
Participation
Interests                               --                --                $908,275           (3)
=======================================================================================================

(1) Includes shares of Common Stock to be issued to the First Federal of Warren Community Foundation, a private foundation.
(2)  Estimated solely for the purpose of calculating the registration fee.

(3)  The filing fee was paid upon the initial filing of the Form S-1.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.(1)



OTS filing fee...................................  $   14,400
SEC filing fee(1)................................      43,696
NASD filing fee(1)...............................      14,254
Nasdaq listing fee(2)............................      81,625
Printing, postage and mailing....................     250,000
Legal fees and expenses..........................     450,000
Accounting fees and expenses.....................     100,000
Appraiser's fees and expenses (including
  business plan).................................      33,000
Marketing fees and selling commissions (2).......     983,000
Underwriter's expenses (including underwriter's
   counsel fees)(1)..............................      15,000
Proxy solicitation and record management
  fees and  expenses.............................      30,000
Transfer agent fees and expenses.................      10,000
Certificate printing.............................      10,000
Telephone, temporary help and other
  equipment......................................      10,000
Miscellaneous....................................       5,025
                                                   ----------

TOTAL............................................  $2,050,000
                                                   ==========

____________________

(1) Fees based upon the registration of 14,812,000 shares at $10.00 per share.

(2) Based upon the registration of 11,241,250 shares at $10.00 per share. All other expenses are estimated.

Item 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding against the Corporation (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:
---------

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

Not applicable.

Item 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

(a) List of Exhibits (Filed herewith unless otherwise noted)

1.1 Engagement Letter between First Federal Savings and Loan Association of Warren and Charles Webb & Company*

1.2     Draft Form of Agency Agreement*

2.1 Plan of Conversion (including the Federal Stock Charter and Bylaws of First Federal Savings and Loan Association of Warren)*

3.1     Certificate of Incorporation of First Place Financial Corp.*

3.2     Bylaws of First Place Financial Corp.*

3.3 Federal Stock Charter and Bylaws of First Federal Savings and Loan Association of Warren (See Exhibit 2.1 hereto)*

4.0     Draft Stock Certificate of First Place Financial Corp.*

5.0     Opinion of Patton Boggs LLP re: legality

5.1     Opinion of Potter Anderson & Corroon LLP re: legality

8.0     Opinion of Patton Boggs LLP re:  Federal Tax Matters*

8.1     Opinion of Crowe, Chizek and Company LLP re: State Tax Matters*

10.1 First Federal Savings and Loan Association of Warren Employee Stock Ownership Plan*

10.2    Draft ESOP Loan Commitment Letter and ESOP Loan Documents*

10.3 Form of Employment Agreement between First Federal Savings and Loan Association of Warren and Steven R. Lewis*

10.4 Form of Employment Agreement between First Place Financial Corp. and Steven R. Lewis*

10.5 Form of Change in Control Agreements between First Federal Savings and Loan Association of Warren and certain executive officers*

10.6 Form of Change in Control Agreements between First Place Financial Corp. and certain executive officers*

10.7 Form of First Federal Savings and Loan Association of Warren Employee Severance Compensation Plan*

16.1    Letter of Packer, Thomas & Co.  re: change in accountants*

23.1    Consent of Crowe, Chizek and Company* LLP

23.2    Consent of Packer, Thomas & Co.*

23.3    Consent of Patton Boggs LLP*

23.4    Consent of Potter Anderson & Corroon LLP*

23.5    Consent and Subscription Rights Opinion of Keller & Company, Inc.*

24.1    Powers of Attorney*

27.0    Financial Data Schedule*

99.1    Appraisal Report of Keller & Company, Inc. (P)*

99.1(a) Updated Appraisal Report of Keller & Company, Inc. (P)*

99.2    Draft Gift Instrument to First Federal of Warren Community
        Foundation*
--------------------------------------------------------------------------------

*Previously filed.


(P) Filed pursuant to Rule 202 of Regulation S-T.

(b)  Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Ohio, on November 4, 1998.

FIRST PLACE FINANCIAL CORP.

By:    /s/ Steven R. Lewis
      --------------------------------------
     Steven R. Lewis
     President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Name                                             Date
   ----                                             ----
                     *
--------------------------------------------
Paul A. Watson
Chairman of the Board


 /s/ Steven R. Lewis                                November 4, 1998
--------------------------------------------
Steven R. Lewis
President, Chief Executive Officer and
Director (principal executive officer)


 /s/ Richard K. Smith                               November 4, 1998
--------------------------------------------
Richard K. Smith
Vice President-Treasurer
(principal accounting and financial officer)


                     *
--------------------------------------------
Robert P. Grace
Director


                     *
--------------------------------------------
George J. Gentithes
Director


                     *
--------------------------------------------
Thomas M. Humphries
Director


                     *
--------------------------------------------
Robert S. McGeough
Director


                     *
--------------------------------------------
E. Jeffrey Rossi
Director


                     *
--------------------------------------------
William W. Watson
Director


------------------------
* Signed pursuant to a power of attorney filed with the Commission as
  Exhibit 24.1 on September 9, 1998.

       As filed with the Securities and Exchange Commission on November 4, 1998

                                                      Registration No. 33-63099

_______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             --------------------



                                   EXHIBITS

                          TO PRE-EFFECTIVE AMENDMENT

                                 NO. 2 TO THE

                                   FORM S-1

                            REGISTRATION STATEMENT

                                     Under

                          THE SECURITIES ACT OF 1933

                             --------------------

                          FIRST PLACE FINANCIAL CORP.
  (Exact name of registrant as specified in its certificate of incorporation)


_______________________________________________________________________________

                               TABLE OF CONTENTS

List of Exhibits (Filed herewith unless otherwise noted)

1.1      Engagement Letter between First Federal Savings and Loan Association of
         Warren and Charles Webb & Company*
1.2      Draft Form of Agency Agreement*
2.1      Plan of Conversion (including the Federal Stock Charter and Bylaws of
         First Federal Savings and Loan Association of Warren)*
3.1      Certificate of Incorporation of First Place Financial Corp.*
3.2      Bylaws of First Place Financial Corp.*
3.3      Federal Stock Charter and Bylaws of First Federal Savings and Loan
         Association of Warren (See Exhibit 2.1 hereto)*
4.0      Draft Stock Certificate of First Place Financial Corp.*
5.0      Opinion of Patton Boggs LLP re: legality
5.1      Opinion of Potter Anderson & Corroon LLP re: legality
8.0      Opinion of Patton Boggs LLP re:  Federal Tax Matters*
8.1      Opinion of Crowe, Chizek and Company LLP re: State Tax Matters*
10.1     First Federal Savings and Loan Association of Warren Employee Stock
         Ownership Plan*
10.2     Draft ESOP Loan Commitment Letter and ESOP Loan Documents*
10.3     Form of Employment Agreement between First Federal Savings and Loan
         Association of Warren and Steven R. Lewis*
10.4     Form of Employment Agreement between First Place Financial Corp. and
         Steven R. Lewis*
10.5     Form of Change in Control Agreements between First Federal Savings and
         Loan Association of Warren and certain executive officers*
10.6     Form of Change in Control Agreements between First Place Financial
         Corp. and certain executive officers*
10.7     Form of First Federal Savings and Loan Association of Warren Employee
         Severance Compensation Plan*
16.1     Letter of Packer, Thomas & Co.  re:  change in accountants*
23.1     Consent of Crowe, Chizek and Company LLP*
23.2     Consent of Packer, Thomas & Co.*
23.3     Consent of Patton Boggs LLP*
23.4     Consent of Potter Anderson & Corroon LLP*
23.5     Consent and Subscription Rights Opinion of Keller & Company, Inc.*
24.1     Powers of Attorney*
27.0     Financial Data Schedule*
99.1     Appraisal Report of Keller & Company, Inc. (P)*
99.1(a)  Updated Appraisal Report of Keller & Company, Inc. (P)*
99.2     Draft Gift Instrument to First Federal of Warren Community Foundation*

--------------------------------------------------------------------------------

 *  Previously filed.

(P) Filed pursuant to Rule 202 of Regulation S-T.